EXHIBIT 32.2

Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the chief financial officer of PAB Bankshares, Inc., certifies, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the period ended September 30, 2009, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of PAB Bankshares, Inc. at the dates and for the periods indicated.  The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

Dated this 9th day of November, 2009.

/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to PAB Bankshares, Inc. and will be retained by PAB Bankshares, Inc. and furnished to the SEC or its staff upon request.